UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Biozone Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada	20-5978559
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

19805 North Creek Parkway Bothell, Washington 98011
(Address of principal executive offices) (Zip Code)

Securities to be registered to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   [x ]

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

Biozone Pharmaceuticals, Inc. hereby incorporates by reference herein the description of its common stock, par value $0.001 per share appearing under the caption “Description of Securities” contained in the Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on January 2, 2014, as may be subsequently amended.

Item 2.  Exhibits.

The registrant hereby incorporates by reference herein the following exhibits:

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith

3.1	Articles of Incorporation	Sb-2	9/20/07	3.1
3.2	Certificate of Amendment to Articles of Incorporation	Sb-2	9/20/07	3.2
3.3	Certificate of Amendment to Articles of Incorporation – Name Change	8-K	3/4/11	3.1
3.4	Certificate of Amendment to Articles of Incorporation – Increase Capital	10-Q	11/18/13	3.4
3.5	Certificate of Designation – Series B	8-K	1/8/14	3.1
3.6	Bylaws	Sb-2	9/20/07	3.3

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Biozone Pharmaceuticals, Inc.

Date: March 17, 2014	By:	/s/ Gary Wilcox
		Name:	Gary Wilcox
		Title:	Chief Executive Officer